Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the U.S. Offer (as defined below) or about the action you should take, you are urged to seek personal financial advice immediately from an appropriately authorized independent professional advisor.

ADS LETTER OF TRANSMITTAL

To Tender American Depositary Shares (ADSs)

of

Open Joint Stock Company “Vimpel-Communications”

(CUSIP: 68370R109; ISIN: US68370R1095)

Pursuant to the Prospectus dated February 8, 2010

by

VimpelCom Ltd.

The U.S. Offer is subject to the conditions described in

“The Offers – Terms and Conditions of the Offers” of the Prospectus.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON APRIL 15, 2010, UNLESS THE U.S. OFFER IS EXTENDED. YOU MAY NOT TENDER OR WITHDRAW YOUR OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS” ADSs AFTER THE EXPIRATION OF THE U.S. OFFER.

NO GUARANTEED DELIVERY

Please deliver this properly completed and duly executed ADS Letter of Transmittal and accompanying documents to BNY Mellon Shareowner Services, in its capacity as exchange agent for the U.S. Offer (the “U.S. Exchange Agent”):

BNY MELLON SHAREOWNER SERVICES

By Mail:	By Overnight Courier or Hand:

BNY Mellon Shareowner Services c/o Mellon Investor Services LLC Attn. Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services c/o Mellon Investor Services LLC 480 Washington Boulevard Attn: Corporate Action Department 27th Floor Jersey City, NJ 07310

You should only use this ADS Letter of Transmittal to tender your American Depositary Shares (“OJSC VimpelCom ADSs”) of Open Joint Stock Company “Vimpel-Communications” (“OJSC VimpelCom”) held in certificated form or those OJSC VimpelCom ADSs held in uncertificated form in the OJSC VimpelCom ADS Global BuyDIRECT Plan in the U.S. Offer. If you hold OJSC VimpelCom ADSs in book-entry form, you should contact your broker, dealer, commercial bank, trust company or other nominee and request that the nominee tender your OJSC VimpelCom ADSs for you. If you hold OJSC VimpelCom common or preferred shares that you wish to tender in the U.S. Offer you may not use this ADS Letter of Transmittal to do so, and you should promptly contact the nominee holding the shares on your behalf.

DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF YOUR OJSC VIMPELCOM ADSs.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE THIS ADS LETTER OF TRANSMITTAL IS COMPLETED.

Terms used in this ADS Letter of Transmittal to the extent not defined herein shall have the same meaning as in the prospectus.

The table below shall be completed by all tendering holders of ADSs in certificated form.

DESCRIPTION OF OJSC VIMPELCOM ADS(s) TENDERED
Name and Address of Registered Holder	OJSC VimpelCom ADS(s) Tendered (Attach Additional Signed List, if Necessary)
	Certificate Number(s)*	Number of ADS(s) Tendered**

*       Holders of OJSC VimpelCom ADSs held in uncertificated form in Global BuyDIRECT Plan do not require to fill this column.

**     Unless otherwise indicated in the column entitled “Number of ADS(s) Tendered,” a holder will be deemed to have tendered ALL of OJSC VimpelCom ADSs represented by the certificate(s) or all OJSC VimpelCom ADSs held in uncertificated form in the Global BuyDIRECT Plan listed in column 2. See Instruction 4.

DR OR CASH ELECTION

☐	One Common DR for each OJSC VimpelCom ADS; OR

☐	Nominal cash consideration of 0.0005 Russian roubles for each OJSC VimpelCom ADS to be paid in U.S. dollar equivalent, if any, after fees, expenses and any applicable taxes. As of the date of the Prospectus, 0.0005 Russian roubles is equal to approximately US$0.000017

If an election is not made or is not properly made, you will receive DRs, which is the standard entitlement.

VimpelCom Ltd. strongly urges you not to elect to receive cash consideration in exchange for your OJSC VimpelCom ADSs. VimpelCom Ltd. is only offering a nominal cash option to comply with the Russian regulations, and does not intend for the cash option to constitute fair market value for your ADSs. Nonetheless, if you choose to receive cash consideration in exchange for your tendered OJSC VimpelCom ADSs in the U.S. Offer, such cash consideration will be converted from Russian roubles into U.S. dollars on the date that the custodian for the U.S. Exchange Agent confirms receipt of the Russian rouble funds at the then prevailing spot market rate for the exchange of Russian roubles into U.S. dollars and the proceeds, if any, will be distributed to you, net of fees, expenses and any applicable taxes incurred. Due to currency conversion fees and related expenses, you may not receive any U.S. dollar cash distribution if you elect to receive cash consideration.

By signing this ADS Letter of Transmittal, you hereby acknowledge that you have received VimpelCom Ltd.’s prospectus dated February 8, 2010 (the “Prospectus”) and this ADS Letter of Transmittal (which, together, as amended or supplemented from time to time, constitute the “U.S. Offer”). In the U.S. Offer, VimpelCom Ltd. is offering to exchange:

(a)	for each OJSC VimpelCom ADS, one American depositary receipt (“DR”) representing one VimpelCom Ltd. common share (the “Common DRs”);

(b)	for each OJSC VimpelCom common share held by a U.S. holder (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934), 20 Common DRs; and

(c)	for each OJSC VimpelCom preferred share held by a U.S. holder, 20 DRs, each representing one VimpelCom Ltd. preferred share (the “Preferred DRs”).

In addition, under the applicable Russian voluntary tender offer rules, VimpelCom Ltd. is required to offer a cash alternative to the DRs. Therefore, as an alternative to the DRs, in the U.S. Offer VimpelCom Ltd. is also offering 0.01 Russian roubles in cash (equal to approximately US$0.0003) for each OJSC VimpelCom share and 0.0005 Russian roubles in cash (equal to approximately US$0.000017) for each OJSC VimpelCom ADS. The cash consideration that VimpelCom Ltd. is offering in the U.S. Offer is not intended to represent fair market value for OJSC VimpelCom shares or OJSC VimpelCom ADSs, and VimpelCom Ltd. does not recommend electing to receive the cash consideration in the Offers, as discussed under “The Offers – Terms and Conditions of the Offers” in the Prospectus.

Simultaneously with the U.S. Offer, VimpelCom Ltd. is making an offer in accordance with the Russian voluntary tender offer rules (the “Russian Offer,” and together with the U.S. Offer, the “Offers”) to all OJSC VimpelCom shareholders, wherever located. The Russian Offer is not open to OJSC VimpelCom ADS holders.

VimpelCom Ltd. strongly urges you not to elect to receive cash consideration in exchange for your OJSC VimpelCom ADSs. VimpelCom Ltd. is only offering a nominal cash option to comply with the Russian regulations, and does not intend for the cash option to constitute fair market value for your ADSs. Nonetheless, if you choose to receive cash consideration in exchange for your tendered OJSC VimpelCom ADSs in the U.S. Offer, such cash consideration will be converted from Russian roubles into U.S. dollars on the date that the custodian for the U.S. Exchange Agent confirms receipt of the Russian rouble funds at the then prevailing spot market rate for the exchange of Russian roubles into U.S. dollars and the proceeds, if any, will be distributed to you, net of fees, expenses and any applicable taxes incurred. Due to currency conversion fees and related expenses, you may not receive any U.S. dollar cash distribution if you elect to receive cash consideration.

If the conditions to completion of the Offers, as described in the Prospectus under “The Offers – Terms and Conditions of the Offers,” have been fulfilled or, to the extent permitted, waived, VimpelCom Ltd. will accept for exchange all OJSC VimpelCom ADSs validly tendered in the U.S. Offer and not withdrawn and deliver or procure the delivery of DRs for the account of the tendering holders as soon as possible, but no later than three business days after the announcement of the results of the Offers.

Subject to the terms and conditions of the Offers, upon VimpelCom Ltd.’s acceptance for exchange of OJSC VimpelCom ADSs and confirmation from The Bank of New York Mellon, VimpelCom Ltd’s DR depositary, of deposit of the applicable number of VimpelCom Ltd’s shares to be represented by DRs to be issued in the Offers, the U.S. Exchange Agent will deliver or cause to be delivered the applicable number of DRs to the tendering holders of OJSC VimpelCom ADSs in the following manner:

•

if you tendered your OJSC VimpelCom ADSs by means of book-entry confirmation facilities provided by The Depository Trust Corporation (“DTC”), the U.S. Exchange Agent will deliver the applicable number of DRs to DTC, which will further allocate the appropriate number of DRs to the account of the DTC participant who tendered ADSs on your behalf in the U.S. Offer,

•

if you tendered Receipts representing your ADSs to the U.S. Exchange Agent by means of physical delivery of this ADS Letter of Transmittal, the U.S. Exchange Agent will cause the applicable number of DRs to be registered in your name (or your nominee’s name) and you will receive a DRS statement confirming that registration, or

•

if you tender OJSC VimpelCom ADS held in uncertificated form in the OJSC VimpelCom ADSs Global BuyDIRECT Plan by means of a physical delivery of this ADS Letter of Transmittal, the U.S. Exchange Agent will cause the applicable number of DRs to be registered in your name and you will receive a DRS statement confirming that registration.

Under no circumstances will interest be paid on the exchange of OJSC VimpelCom ADSs, regardless of any delay in making the exchange or any extension of the Offers. The shares represented by DRs issued in the Offers will, upon their issuance and delivery to the DR depositary, be duly authorized, validly issued, fully paid and non-assessable common or preferred shares of VimpelCom Ltd.

This ADS Letter of Transmittal is to be used only for tendering ADSs evidenced by American Depositary Receipts (“Receipts”) in the U.S. Offer or ADSs held in uncertificated form in the OJSC VimpelCom ADSs Global BuyDIRECT Plan. Do not use this ADS Letter of Transmittal to tender OJSC VimpelCom ADSs held in book entry form or shares. If you hold OJSC VimpelCom ADSs in book-entry form, you should contact your nominee and request that the nominee tender your OJSC VimpelCom ADSs for you. If you hold OJSC VimpelCom shares that you wish to tender in the U.S. Offer, please read the information provided in the prospectus under “The Offers – Procedures for Tendering – Procedures for Tendering OJSC VimpelCom Shares” and contact the nominee for your shares and instruct your nominee to submit a sale order for such shares on your behalf.

If you tender and VimpelCom Ltd. accepts your OJSC VimpelCom ADSs this will constitute a binding agreement between you and VimpelCom Ltd., subject to the terms and conditions set forth in the Prospectus and this ADS Letter of Transmittal. In order to validly tender your OJSC VimpelCom ADSs in the U.S. Offer, you must, on or prior to the Expiration Date, do one of the following:

•

If you hold Receipts evidencing OJSC VimpelCom ADSs to be tendered, tender OJSC VimpelCom ADSs by sending this properly completed and duly executed ADS Letter of Transmittal and all other documents required by this ADS Letter of Transmittal, together with the Receipts evidencing OJSC VimpelCom ADSs in proper form for transfer, to the U.S. Exchange Agent at one of its addresses set forth on the back cover of the Prospectus and on the front and back covers of this ADS Letter of Transmittal;

•

If you hold your OJSC VimpelCom ADSs in the OJSC VimpelCom Global BuyDIRECT Plan, you must deliver this properly completed and duly executed ADS Letter of Transmittal and all other documents required by this ADS Letter of Transmittal to the U.S. Exchange Agent at one of its addresses set forth on the back cover of the Prospectus and on the front and back covers of this ADS Letter of Transmittal. Note, you do not need to deliver a Receipt evidencing your OJSC VimpelCom ADSs; or

•

If ADSs are held in book-entry form, instruct your nominee to tender OJSC VimpelCom ADSs by following the procedures for book-entry transfer described in the Prospectus under “The Offers – Procedures for Tendering – Procedures for Tendering OJSC VimpelCom ADSs – OJSC VimpelCom ADSs in Book-Entry Form” to the U.S. Exchange Agent. An agent’s message, in lieu of this ADS Letter of Transmittal, and any other required documents must be transmitted to and received by the U.S. Exchange Agent on or prior to the Expiration Date. You should be aware that Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, will establish their own earlier cut-off times and dates for receipt of instructions to ensure that those instructions will be timely received by DTC.

The term “agent’s message” means a message transmitted by DTC to, and received by, the U.S. Exchange Agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the participant tendering OJSC VimpelCom ADSs which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that may enforce such agreement against such participant.

Only registered holders of OJSC VimpelCom ADSs are entitled to tender their OJSC VimpelCom ADSs in the U.S. Offer. If you are a beneficial owner whose OJSC VimpelCom ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your OJSC VimpelCom ADSs in the U.S. Offer, you should promptly contact the person in whose name OJSC VimpelCom ADSs are registered and instruct that person to tender on your behalf. If you wish to tender into the U.S. Offer on your own behalf, prior to completing and executing this ADS Letter of Transmittal and delivering the certificates for your OJSC VimpelCom ADSs, you must either make appropriate arrangements to register ownership of OJSC VimpelCom ADSs in your name or obtain a properly completed stock power from the person in whose name OJSC VimpelCom ADSs are registered.

In order to properly complete this ADS Letter of Transmittal, you must (1) complete the box entitled “Description of OJSC VimpelCom ADS(s) Tendered,” (2) complete the box entitled “DR or Cash Election,” (3) if appropriate, complete the box entitled “Special Payment Instructions” or “Special Delivery Instructions,” as applicable, (4) sign this ADS Letter of Transmittal by completing the box entitled “Sign Here,” and (5) complete and sign the box entitled “Substitute Form W-9.” By completing the box entitled “Description of OJSC VimpelCom ADS(s) Tendered” and signing below, you will have tendered your ADSs on the terms and conditions described in the Prospectus and this ADS Letter of Transmittal. You should read the detailed instructions at the end of this document before completing this ADS Letter of Transmittal.

☐	CHECK HERE IF ANY OF THE RECEIPTS REPRESENTING OJSC VIMPELCOM ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED OR STOLEN. SEE INSTRUCTION 9.

Number of OJSC VimpelCom ADSs represented by lost, destroyed or stolen Receipts:

YOU MUST CONTACT THE DEPOSITARY AT 1-888-BNY-ADRS DIRECTLY TO REPLACE ANY LOST, DESTROYED OR STOLEN RECEIPTS REPRESENTING OJSC VIMPELCOM ADSs YOU INTEND TO TENDER.

THE INSTRUCTIONS CONTAINED WITHIN THIS OJSC VIMPELCOM ADS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS ADS LETTER OF TRANSMITTAL IS COMPLETED.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS ADS

LETTER OF TRANSMITTAL CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the U.S. Offer, as described in the Prospectus and this ADS Letter of Transmittal, I hereby tender to VimpelCom Ltd. the number of OJSC VimpelCom ADSs described above in the box entitled “Description of OJSC VimpelCom ADS(s) Tendered” for the consideration elected in the box entitled “DR or Cash Election” above. I will execute all other documents and take all other actions required to enable VimpelCom Ltd. to receive all rights to, and benefits of, these OJSC VimpelCom ADSs and OJSC VimpelCom shares represented by these ADSs.

Subject to and effective upon the acceptance of all or any portion of the OJSC VimpelCom ADSs tendered by this ADS Letter of Transmittal in accordance with the terms and conditions of the U.S. Offer – including, if the U.S. Offer is extended or amended, the terms and conditions of any extension or amendment – I hereby sell, assign and transfer to, or upon the order of, VimpelCom Ltd., all right, title and interest in and to OJSC VimpelCom ADSs tendered by this ADS Letter of Transmittal. I hereby irrevocably constitute and appoint the U.S. Exchange Agent as the agent and attorney-in-fact with respect to the tendered OJSC VimpelCom ADSs, with full knowledge that the U.S. Exchange Agent is also acting as the agent of VimpelCom Ltd. in connection with the Offers, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the limited right of withdrawal as set forth in the U.S. Offer, to take the following actions:

•

execute and deliver, on the undersigned’s behalf, all forms of transfer and other documents, including the Receipts representing the OJSC VimpelCom ADSs, in order to effect the tender and transfer of the OJSC VimpelCom ADSs indicated in this ADS Letter of Transmittal and the OJSC VimpelCom shares represented by those OJSC VimpelCom ADSs; and

•

take all such other actions as the attorney-in-fact considers necessary or expedient to vest in VimpelCom Ltd. or its nominees title to the tendered OJSC VimpelCom ADSs indicated in this ADS Letter of Transmittal and the OJSC VimpelCom shares represented by those OJSC VimpelCom ADSs.

In addition, by tendering the OJSC VimpelCom ADSs into the U.S. Offer, I hereby:

•	acknowledge that The Bank of New York Mellon, which is the OJSC VimpelCom ADS depositary (the “ADS Depositary”), is also the same legal entity as the U.S. Exchange Agent;

•

authorize and agree that the U.S. Exchange Agent may direct the ADS Depositary, or a custodian or other agent acting on its behalf, to tender into the Russian Offer the OJSC VimpelCom shares represented by the tendered OJSC VimpelCom ADSs indicated in this ADS Letter of Transmittal; and

•	authorize and direct the U.S. Exchange Agent to so direct the ADS Depositary.

I hereby represent and warrant that I or my agent holds title to the OJSC VimpelCom ADSs being tendered or, if I am tendering OJSC VimpelCom ADSs on behalf of another person, the other person holds title to OJSC VimpelCom ADSs being tendered; that neither I nor my agent nor any person on whose behalf I am tendering OJSC VimpelCom ADSs has granted to any person any right to acquire any of the OJSC VimpelCom ADSs being tendered or any other right with respect to these OJSC VimpelCom ADSs; that I have full power, authority and capacity under applicable law to tender, sell, assign and transfer the OJSC VimpelCom ADSs tendered by this ADS Letter of Transmittal, and that, when the tendered OJSC VimpelCom ADSs are accepted, VimpelCom Ltd. will acquire good, marketable and unencumbered title to the tendered OJSC VimpelCom ADSs, free and clear of all liens, equities, restrictions, charges and encumbrances, together with all rights that they now have or may acquire in the future, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the same will not be subject to any adverse claim; and that the tendered OJSC VimpelCom ADSs are not subject to any adverse claims or proxies.

I hereby irrevocably authorize and request: the U.S. Exchange Agent to procure the registration of the transfer of my OJSC VimpelCom ADSs and the OJSC VimpelCom shares represented by these OJSC VimpelCom ADSs and the delivery of these OJSC VimpelCom ADSs and OJSC VimpelCom shares to VimpelCom Ltd. or as VimpelCom Ltd. may direct; and VimpelCom Ltd. to record and act upon any instructions with respect to notices and payments relating to my OJSC VimpelCom ADSs which have been recorded in OJSC VimpelCom’s books and records, including any actions necessary with respect to the ADS Depositary and its account with OJSC VimpelCom’s share registrar, NRK. I will, upon request, execute and deliver any additional documents deemed by VimpelCom Ltd. or the U.S. Exchange Agent to be necessary or desirable to complete the sale, assignment and transfer of the OJSC VimpelCom ADSs tendered by this ADS Letter of Transmittal and take any and all steps necessary to remove any liens, restrictions, charges and encumbrances upon the tendered OJSC VimpelCom ADSs. I have received a copy of, and I agree to all of the terms of, the Prospectus and the U.S. Offer described therein.

The name(s) and address(es) of the registered holder(s) are printed above as they appear on the Receipts representing OJSC VimpelCom ADSs. The certificate number(s) and the number of OJSC VimpelCom ADSs that I wish to tender are indicated in the appropriate boxes above or, in the event that I left such information blank, I wish to tender all my OJSC VimpelCom ADSs.

Unless I have otherwise indicated by completing the box entitled “Special Payment Instructions” or “Special Delivery Instructions,” as applicable, I hereby direct that the consideration for my OJSC VimpelCom ADSs be delivered to the address shown below my signature.

If I have (1) tendered any OJSC VimpelCom ADSs that are not accepted for payment in the U.S. Offer for any reason or (2) submitted Receipts for more OJSC VimpelCom ADSs than I wish to tender, unless I have otherwise indicated by completing the box entitled “Special Payment Instructions” or “Special Delivery Instructions,” as applicable, I hereby direct that Receipts evidencing any OJSC VimpelCom ADSs that are not tendered or not accepted for payment should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature at VimpelCom Ltd.’s expense as promptly as practicable following the Expiration Date.

I understand that if I decide to tender OJSC VimpelCom ADSs, and VimpelCom Ltd. accepts such OJSC VimpelCom ADSs for payment, this will constitute a binding agreement between me and VimpelCom Ltd., subject to the terms and conditions set forth in the U.S. Offer.

I also recognize that, under circumstances described in the Prospectus under “The Offers – Terms and Conditions of the Offers – Conditions to Completing the U.S. Offer,” VimpelCom Ltd. may not be required to accept for payment any OJSC VimpelCom ADSs tendered by this ADS Letter of Transmittal.

All authority conferred in or agreed to be conferred in this ADS Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this ADS Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the Prospectus, this tender is irrevocable.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1 and 6)

To be completed ONLY if the consideration with respect to OJSC VimpelCom ADSs accepted is to be issued in the name of someone other than the registered holders indicated in “Description of OJSC VimpelCom ADSs Tendered” box.

Register DRs or issue check, as applicable, in the name of:

Name:
(Please Print)

Address:

(include Zip Code)
(Taxpayer Identification or Social Security No.)
(also complete Substitute Form W-9 below)

SPECIAL DELIVERY INSTRUCTIONS (See Instruction 6)

To be completed ONLY if the consideration with respect to the tendered OJSC VimpelCom ADSs is to be mailed or delivered to someone other than the registered holders indicated in “Description of OJSC VimpelCom ADSs Tendered” box.

Deliver DRs or check, as applicable, to:

Name:
(Please Print)

Address:

(include Zip Code)

SIGN HERE (AND PLEASE COMPLETE SUBSTITUTE FORM W-9)

Signature(s) of Holder(s)

Date: , 2010

(Must be signed by registered owner(s) exactly as name(s) appear(s) on the Receipt representing OJSC VimpelCom ADSs or on a security position listing or by person(s) authorized to become registered owner(s) by endorsements, stock powers and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)

Name(s):

(Please Print)

Name of Firm:

Capacity (full title):

Address:

(Zip Code)

(Area Code) Telephone Number:

Taxpayer Identification or

Social Security No.:
(See Substitute Form W-9)
GUARANTEE OF SIGNATURE(S) (IF REQUIRED – SEE INSTRUCTIONS 1 AND 5)

Authorized Signature:

Name:
(Please Print)

Name of Firm:

Address:

(Zip Code)

(Area Code) Telephone Number:

Dated: , 2010

INSTRUCTIONS

FORMING A PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

To complete this ADS Letter of Transmittal, you must do the following:

•	Fill in the box entitled “Description of OJSC VimpelCom ADS(s) Tendered”;

•	Elect the form of consideration you wish to receive by checking the appropriate selection in the box entitled “DR or Cash Election”;

•	Sign and date this ADS Letter of Transmittal in the box entitled “Sign Here”; and

•	Fill in and sign in the box entitled “Substitute Form W-9.”

In completing this ADS Letter of Transmittal, you may (but are not required to) also do the following:

•	If you want any consideration issued in the name of, or delivered to, another person, complete the box entitled “Special Payment Instructions” or “Special Delivery Instructions,” as applicable.

If you complete the box entitled “Special Payment Instructions” you must have your signature guaranteed by an Eligible Institution (as defined in Instruction 1 below) unless the ADS Letter of Transmittal is signed by an Eligible Institution.

1. Guarantee of Signatures. All signatures on this ADS Letter of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” as defined in Rule 17Ad-15 of the Exchange Act (each an “Eligible Institution” and collectively, “Eligible Institutions”), unless (i) this ADS Letter of Transmittal is signed by the registered owner(s) of OJSC VimpelCom ADSs tendered hereby and such holder(s) has not completed the boxes entitled “Special Payment Instructions” or (ii) such OJSC VimpelCom ADSs are tendered for the account of an Eligible Institution. See Instruction 6.

2. Delivery of ADS Letter of Transmittal and Receipts or Book-Entry Confirmations. This ADS Letter of Transmittal is to be used if Receipts evidencing OJSC VimpelCom ADSs for the U.S. Offer are to be forwarded herewith pursuant to the procedure set forth in the Prospectus under “The Offers – Procedures for Tendering – Procedures for Tendering OJSC VimpelCom ADSs.” Receipts evidencing all physically tendered OJSC VimpelCom ADSs together with a properly completed and duly executed ADS Letter of Transmittal and any other documents required by this ADS Letter of Transmittal, must be received by the U.S. Exchange Agent at one of its addresses set forth herein prior to the Expiration Date. If Receipts evidencing tendered OJSC VimpelCom ADSs are forwarded to the U.S. Exchange Agent in multiple deliveries, a properly completed and duly executed ADS Letter of Transmittal must accompany each such delivery.

The method of delivery of this ADS Letter of Transmittal, Receipts evidencing OJSC VimpelCom ADSs and all other required documents is at the option and risk of the tendering ADS holder, and the delivery will be deemed made only when actually received by the U.S. Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional OJSC VimpelCom ADSs will be purchased or accepted. By execution of this ADS Letter of Transmittal, all tendering holders of OJSC VimpelCom ADSs waive any right to receive any notice of the acceptance of their OJSC VimpelCom ADSs for purchase.

3. Inadequate Space. If the space provided herein under “Description of OJSC VimpelCom ADS(s) Tendered” is inadequate, the certificate numbers, the number of OJSC VimpelCom ADSs represented by such certificates and the number of OJSC VimpelCom ADSs tendered should be listed on a separate schedule and attached hereto.

4. Partial Tenders. If fewer than all of the OJSC VimpelCom ADSs represented by the Receipts delivered herewith to the U.S. Exchange Agent are to be tendered, fill in the number of OJSC VimpelCom ADSs that are to be tendered in the box entitled “Number of ADS(s) Tendered.” In such cases, new certificate(s) representing the remainder of the OJSC VimpelCom ADSs that were represented by Receipts will be sent to the registered owner as soon as practicable after the expiration or termination of the U.S. Offer. All OJSC VimpelCom ADSs represented by Receipts delivered to the U.S. Exchange Agent will be deemed to have been tendered unless otherwise indicated. In the case of partial acceptances, OJSC VimpelCom ADSs in respect of which the U.S. Offer was not accepted will not be reissued to a person other than the registered owner.

5. Signatures on the ADS Letter of Transmittal, Stock Powers and Endorsements. If this ADS Letter of Transmittal is signed by the registered owner(s) of the OJSC VimpelCom ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Receipt evidencing such OJSC VimpelCom ADSs without alteration, enlargement or any other change whatsoever. DO NOT SIGN THE BACK OF THE RECEIPTS.

If any OJSC VimpelCom ADS tendered hereby is owned of record by two or more persons, all such persons must sign this ADS Letter of Transmittal.

If any of the tendered OJSC VimpelCom ADSs are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations of such OJSC VimpelCom ADSs.

If this ADS Letter of Transmittal is signed by the registered owner(s) of the OJSC VimpelCom ADSs tendered hereby, no endorsements of certificates or separate stock powers are required, unless DRs are to be delivered or payment is to be made to, or Receipts for OJSC VimpelCom ADSs not tendered or not exchanged are to be issued in the name of, a person other than the registered owner(s), in which case, the certificate(s) representing the OJSC VimpelCom ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this ADS Letter of Transmittal is signed by a person other than the registered owner(s) of the OJSC VimpelCom ADSs tendered hereby, the certificate(s) representing OJSC VimpelCom ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this ADS Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to VimpelCom Ltd. of such person’s authority to so act must be submitted.

6. Special Payment Instructions/Special Delivery Instructions. If the consideration for tendered OJSC VimpelCom ADSs is to be issued or delivered to someone other than the person(s) signing this ADS Letter of Transmittal or to the person(s) signing this ADS Letter of Transmittal but at an address other than that shown in the box entitled “Description of OJSC VimpelCom ADS(s) Tendered” herein, the box entitled “Special Payment Instructions” or “Special Delivery Instructions,” as applicable, must be completed.

7. Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the Prospectus and the ADS Letter of Transmittal, may be directed to Innisfree M&A Incorporated, as information agent (the “Information Agent”), at its telephone numbers and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

8. Conditions. Our obligation to accept OJSC VimpelCom ADSs tendered in the U.S. Offer is subject to the conditions set forth in the Prospectus under “The Offers – Terms and Conditions of the Offers.”

9. Lost, Destroyed or Stolen Certificates. If any Receipt representing OJSC VimpelCom ADSs has been lost, destroyed or stolen, the holder(s) should promptly notify The Bank of New York, as depositary, in order to obtain a replacement Receipt(s). This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen Receipts evidencing OJSC VimpelCom ADSs have been completed.

10. Holders of OJSC VimpelCom Shares Not Represented by OJSC VimpelCom ADSs. Holders of OJSC VimpelCom shares may not accept the U.S. Offer in respect of such OJSC VimpelCom shares pursuant to this ADS Letter of Transmittal, except insofar as those OJSC VimpelCom shares are represented by OJSC VimpelCom ADSs.

11. No Interest; Foreign Exchange Currency. Under no circumstances will interest be paid on the exchange or purchase of OJSC VimpelCom ADSs tendered, regardless of any delay in making the exchange or purchase or extension of the expiration date for the U.S. Offer. If you elect to receive cash consideration, you will receive the U.S. dollar equivalent, if any, after fees, expenses and any applicable taxes, of the cash consideration paid in Russian roubles at the prevailing exchange rate. As of the date of the Prospectus, 0.0005 Russian roubles equals approximately US$0.000017. For further information, see “The Offers — Acceptance and Delivery of Securities” in the Prospectus.

12. Expiration Date. The expiration date of the U.S. Offer will be 5:00 p.m. New York City time on April 15, 2010 (the “Expiration Date”). VimpelCom Ltd. does not currently intend to extend the expiration date of the U.S. Offer. If VimpelCom Ltd. decides to extend the period for the U.S. Offer, then the Expiration Date means the latest time and date on which the U.S. Offer expires, as extended. The Russian Offer acceptance period will expire at 11:59 p.m. Moscow time on April 20, 2010, three business days after the expiration of the U.S. Offer acceptance period. If VimpelCom Ltd. decides to extend the U.S. Offer acceptance period, then VimpelCom Ltd. will also extend the Russian Offer acceptance period by a corresponding number of business days, subject to limitations on such extension set out under Russian law, which requires voluntary tender offers to be open for no more than 90 calendar days.

If any condition described in the Prospectus under “The Offers – Terms and Conditions of the Offers” is not fulfilled, we may, from time to time, extend the period of time for which the offers are open until all such conditions have been satisfied or, to the extent legally permitted, waived.

If we extend, terminate, withdraw or waive any condition of the Offers (in accordance with applicable law), we will notify the U.S. Exchange Agent by written notice or oral notice confirmed in writing. If VimpelCom Ltd. decides to extend the Offers, VimpelCom Ltd. will also make an announcement to that effect on the next business day after the previously scheduled expiration date of the U.S. Offer by issuing a press release and by publication of an announcement in newspapers of national circulation in the United States and Russia. In addition, VimpelCom Ltd. will file the announcement with the SEC via the EDGAR filing system on the date such announcement is made, and VimpelCom Ltd. will post the announcement on its website. During any such extension, any OJSC VimpelCom ADSs validly tendered and not properly withdrawn will remain subject to the U.S. Offer, subject to the right of each holder to withdraw OJSC VimpelCom ADSs already tendered. If VimpelCom Ltd. extends the period of time during which the Offers are open, the Offers will expire at the latest respective time and date to which VimpelCom Ltd. extends the U.S. Offer and the Russian Offer.

Subject to the requirements of the Russian voluntary tender offer rules and the U.S. federal securities laws (including U.S. federal securities laws which require that material changes to an offer be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which VimpelCom Ltd. may choose to make any public announcement, VimpelCom Ltd. will have no obligation to communicate any public announcement other than as described above.

13. No Guaranteed Delivery: VimpelCom Ltd. is not providing for a guaranteed delivery procedure; therefore, you may not accept the U.S. Offer by delivery of a notice of guaranteed delivery. The only method for accepting the U.S. Offer is the procedure described above and in the Prospectus under “The Offers – Procedures for Tendering.”

Important: This ADS Letter of Transmittal, together with any required signature guarantees and any other required documents, must be received by the U.S. Exchange Agent prior to the Expiration Date, and either Receipts evidencing the tendered OJSC VimpelCom ADSs (or confirmation of book-entry transfer) must be received by the U.S. Exchange Agent prior to the Expiration Date.

IMPORTANT TAX INFORMATION

United States Federal Backup Withholding

Under the federal income tax law, a security holder whose tendered OJSC VimpelCom ADSs are accepted is required to provide the U.S. Exchange Agent (as payer) either (i) a properly completed Substitute Form W-9 (below) with your correct taxpayer identification number (“TIN”), if you are a U.S. person, or (ii) a properly completed appropriate Internal Revenue Service Form W-8, if you are not a U.S. person, or otherwise establish a basis for exemption from backup withholding. If such security holder is an individual, the TIN is such stockholder’s social security number.

Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. You will be subject to United States federal backup withholding at a rate of 28.0% on all reportable payments made to you pursuant to the U.S. Offer if (i) you do not furnish your TIN to the requester, (ii) you do not certify your TIN, (iii) the Internal Revenue Service tells the requester that you furnished an incorrect TIN, or (iv) you do not certify to the requester that you are not subject to backup withholding. Certain payees are exempt from backup withholding. See the instructions referred to below on whether you are an exempt payee.

Certain security holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. An appropriate Form W-8 can be obtained from the U.S. Exchange Agent. Exempt security holders should furnish their TIN, check the “Exempt from backup withholding” box on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the U.S. Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A security holder should consult his or her tax advisor as to such security holder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

You are generally exempt from backup withholding if you are a non-resident alien or a foreign entity (including a disregarded domestic entity with a foreign owner) and give the U.S. Exchange Agent the appropriate completed Form W-8. You will find further information in Internal Revenue Service Publication 515, “Withholding of Tax on Non-resident Aliens and Foreign Entities.” You can receive the applicable Form W-8 from the Information Agent.

If backup withholding applies to a U.S. Person, the U.S. Exchange Agent is required to withhold 28.0% of any reportable payments made to the security holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

If you fail to furnish your correct TIN to the U.S. Exchange Agent, you are subject to a penalty of US$50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a US$500 penalty. Wilfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a security holder with respect to OJSC VimpelCom ADSs exchanged or purchased pursuant to the U.S. Offer, the security holder is required to notify the U.S. Exchange Agent of such security holder’s correct TIN by completing the form below certifying, under penalties of perjury, that (a) the TIN provided on Substitute Form W-9 is correct (or that such security holder is awaiting a TIN), (b) that (i) such security holder is exempt from backup withholding, (ii) such security holder has not been notified by the Internal Revenue Service that such security holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such security holder that such security holder is no longer subject to backup withholding and (c) that such security holder is a U.S. person (including a U.S. resident alien).

What Number to Give the U.S. Exchange Agent

The holder of OJSC VimpelCom securities is required to give the U.S. Exchange Agent the social security number or employer identification number of the record holder of OJSC VimpelCom ADSs tendered hereby. If OJSC VimpelCom ADSs are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering OJSC VimpelCom security holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such security holder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the U.S. Exchange Agent will withhold 28% of all reportable payments to such security holder unless a TIN is provided to the U.S. Exchange Agent by the time of payment or such security holder has otherwise established an exemption from backup withholding.

Stock Transfer Taxes.

VimpelCom Ltd. will bear liability for paying or causing to be paid any stock transfer taxes with respect to the exchange of OJSC VimpelCom ADSs not based on income; provided, however, that if any consideration for the delivery of OJSC VimpelCom ADS is to be paid to any person(s) other than the registered holder(s), it shall be a condition of such payment that the amount of any transfer taxes (whether imposed on the registered holder(s) or such person(s)) payable on account of the delivery of OJSC VimpelCom ADS shall be delivered to the U.S. Exchange Agent or satisfactory evidence of the payment of such taxes or nonapplicability thereof shall be submitted to the U.S. Exchange Agent before such payment be made. If, however, a transfer tax is imposed based on income or for any reason other than the exchange of securities in the U.S. Offer, then those transfer taxes, whether imposed on the registered holder or any other persons, will not be borne by VimpelCom Ltd.

TO BE COMPLETED BY ALL TENDERING ADS HOLDERS

PAYER’S NAME: BNY MELLON SHAREOWNER SERVICES, AS THE U.S. EXCHANGE AGENT

THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding.

Substitute Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for TIN and Certification
Name:
Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor; ☐ Corporation; ☐ Partnership; ☐ Other		☐ Exempt from backup withholding
Address (number, street, and apt. or suite no.)
City, state, and ZIP code
Part I	TIN
PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION.”		Social Security Number OR Employer Identification Number
Part II	Certification

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person ▶	Date ▶

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28.0% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE U.S. OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION.”

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”

INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28.0% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person ▶	Date ▶

Questions and requests for assistance or additional copies of the Prospectus, ADS Letter of Transmittal and other offer materials may be directed to the Information Agent at the telephone numbers set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer:

The Information Agent for the U.S. Offer is:

Innisfree M&A Incorporated

1-877-800-5190

(for ADS holders)

or

1-212-750-5833

(for banks or brokers)

The U.S. Exchange Agent for the U.S. Offer is:

BNY Mellon Shareowner Services

By Mail:	By Overnight Courier or Hand:

BNY Mellon Shareowner Services c/o Mellon Investor Services LLC. Attn. Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services c/o Mellon Investor Services LLC. 480 Washington Boulevard Attn: Corporate Action Department – 27th Floor Jersey City, NJ 07310